UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2018

Bimini Capital Management, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (772) 231-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01.   OTHER EVENTS.

Bimini Capital Management, Inc. (the "Company") holds retained interests in subordinated securities that were issued in securitization transactions during 2004.  The retained interests were issued by the trusts that were created in each securitization transaction.  As holder of the retained interests, the Company has an optional termination right with respect to each trust.

On August 27, 2018, the Company exercised its optional termination right with respect to the HMAC 2004-2 Trust, the HMAC 2004-3 Trust, the HMAC 2004-4 Trust and the HMAC 2004-5 Trust (each a "Trust" and collectively the "Trusts").  In connection with the Company's termination of the Trusts, the related Trust assets have been sold to an unaffiliated third-party buyer.  The various payments and transfers that comprise this transaction were all completed on or before September 25, 2018.  After distributions to the related senior and mezzanine securities in full, the payment of certain transaction expenses and the indemnification holdbacks described below, the Company received cash proceeds of approximately $1.4 million as the holder of the retained interests.

In connection with this transaction, the Company agreed to indemnify the buyer of the Trust assets, HSBC Bank USA, N.A. ("HSBC") in its capacity as trustee of the Trusts, and Wells Fargo Bank, N.A. ("Wells") in its capacity as administrator and custodian under the Trusts against certain claims and expenses.  The Company's indemnification obligations to HSBC and Wells are secured by $400,000 and $200,000 holdbacks, respectively, of proceeds from the transaction.

As disclosed in the Company's Form 10-Q for the quarter ended June 30, 2018, the retained interests in the Trusts were valued at approximately $653,000 at December 31, 2017 and at $-0- at June 30, 2018.  The Company expects to recognize gain of approximately $1.4 million in connection with the transaction during the quarter ending September 30, 2018.  The Company continues to hold retained interests that were issued in 8 securitization transactions during 2004, 2005 and 2006.   Those retained interests were valued at $-0- at both June 30, 2018 and December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2018	BIMINI CAPITAL MANAGEMENT, INC

	By:	/s/ Robert E. Cauley
Robert E. Cauley
Chairman and Chief Executive Officer